PricewaterhouseCoopers Audit

Tour AIG

34, Place des Corolles

92908 Paris la Défense Cedex

Telephone 01 56 57 58 59

Fax 01 56 57 58 58

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Alcan Inc. (the "Registration Statement"), of our report dated January 29, 2003, except as to Note 1 ("Restatement") for which the date is October 24, 2003, relating to the financial statements which appear in Pechiney's Annual Report on Form 20-F for the year ended December 31, 2002 as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Paris, France

November 25, 2003